U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014 (April 22, 2014)

American Capital Mortgage Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 22, 2014, American Capital Mortgage Investment Corp. (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was February 27, 2014. As of the record date, a total of 51,254,293 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 44,860,218 shares of common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

1.	Election of Directors. The Company's stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year and until his or her successor is duly elected and qualified.

Nominee	For	Withheld	Non Votes
Malon Wilkus	25,032,651	1,951,979	17,875,588
John R. Erickson	23,302,975	3,681,655	17,875,588
Samuel A. Flax	24,310,982	2,673,648	17,875,588
Alvin N. Puryear	24,293,881	2,690,749	17,875,588
Robert M. Couch	26,411,986	572,644	17,875,588
Morris A. Davis	26,232,812	751,818	17,875,588
Randy E. Dobbs	26,229,933	754,697	17,875,588
Larry K. Harvey	26,423,913	560,717	17,875,588
Prue B. Larocca	26,229,117	755,513	17,875,588

2.	To approve an amendment to the American Capital Mortgage Investment Corp. Equity Incentive Plan.

For	Against	Abstain	Non Votes
25,616,832	1,116,777	251,021	17,875,588

3.
Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2014.

For	Against	Abstain
43,882,283	575,644	402,291

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
Dated: April 25, 2014	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary